EX 99.28(g)(4)

Addendum - Curian Master Global Custody Agreement

ADDENDUM TO MASTER GLOBAL CUSTODY AGREEMENT

The undersigned Curian Variable Series Trust formed under the laws of Massachusetts, with an address at 7601 Technology Way, Denver, Colorado 80237,  on behalf of each of the series listed under its name on Schedule A attached hereto, severally and not jointly (each such series a separate and distinct “Customer”), hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and Customer, by its signature below, agrees to the terms and conditions of that certain Master Global Custody Agreement, and that certain Settled Securities Class Action Services Addendum, each dated March 24, 2011 by and among JPMorgan Chase Bank, N.A. and certain affiliated companies of the undersigned effective as of November 30, 2011.

CURIAN VARIABLE SERIES TRUST, on behalf of the Customer

By: /s/ Susan S. Rhee

Name: Susan S. Rhee

Title: Vice President, Chief Legal Officer, and Secretary

Date: November 30, 2011

Acknowledged and agreed:

JPMORGAN CHASE BANK, N.A.

By: /s/ Paul Larkin

Name: Paul Larkin

Title: Executive Director

Date: November 17, 2011

Addendum - Curian Master Global Custody Agreement
SCHEDULE A

Curian Series Trust

Curian/PIMCO Income Fund
Curian/PIMCO Total Return Fund
Curian/WMC International Equity Fund

Curian Variable Series Trust

Curian Guidance – Maximize Income Fund
Curian Guidance – Balanced Income Fund
Curian Guidance – Rising Income Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Aggressive Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund